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Exhibit (a)(1)(G)

2001 Stock Option Exchange
Program

MIPS Technologies, Inc.
October 2001

Today's Topics

  •
  Why We're Here

  •
  Stock Option Exchange Program

  —
  Highlights

  —
  Impact on Eligible Options

  •
  How to Participate

  •
  Things to Consider/Risks

  •
  Key Dates

Why We're Here

We're here today to

    —
    Address the decline in value of stock options

    —
    Discuss our offer and its impact

    —
    Review the process to participate

    —
    Tell you how to get your questions answered

The Solution

2001 Stock Option Exchange Program

  MIPS is offering eligible employees the opportunity to exchange their underwater options for replacement options

      Underwater: The exercise price is higher than the current stock price

Option Exchange Program Overview

  •
  Voluntary stock option exchange

  —
  Cancel options on November 15, 2001 and receive:

    •
    Replacement Options on or shortly after May 17, 2002

  •
  Applies to any option granted to employees under the 1998 Long-Term Incentive Plan

Option Exchange Program Overview

  •
  Exercise price of Replacement Options will be set on or shortly after May 17, 2002, but in any event, within 2 weeks from May 17

  •
  12% of the shares subject to the Replacement Options will immediately vest on the date of grant

  —
  i.e., When Replacement Options are granted, they will be partially vested

  •
  The remaining 88% will vest in equal amounts monthly thereafter over 36 months

  •
  Vested Replacement Options will expire 10 years from the date of grant

Eligibility

  •
  Any employee holding options

  —
  Must be employed on the Option Cancellation Date (November 15, 2001) to be eligible to exchange options and receive a Replacement Option

  —
  Must be continuously employed from Option Cancellation Date through Replacement Option Grant Date (May 17, 2002) to receive a Replacement Option

  —
  If you leave MIPS after the Option Cancellation Date but before the Replacement Option Grant Date, you won't receive a Replacement Option and your cancelled options won't be reinstated.

How the Exchange Program Works

  •
  Employees must make election to exchange options before 5:00 p.m. PST on November 15, 2001

  —
  This is the Option Cancellation Date

  •
  Replacement Options will be granted on or shortly after May 17, 2002

  —
  This is the Replacement Option Grant Date

Example 1

  •
  Jason's hire date: September 8, 2000

  •
  His original Stock Option: 1000 shares at $53.00/share

  •
  Hypothetical Stock Price on Option Cancellation Date: $8.00/share

  •
  Hypothetical Stock Price on Replacement Option Grant Date: $20.00/share

  •
  Replacement Option: 1000 shares at $20.00/share with 10-year term

Sept. 8, 2000 option at $53/share	November 15, 2001 (Option Cancellation Date)	May 17, 2002 (Replacement Option Grant Date)
	Sept. 8, 2000 option is underwater and cancelled	Replacement Option for 1000 shares granted at $20/share

Example 2

  •
  Mary's hire date: April 3, 2000

  •
  Her original Stock Option: 1000 shares at $16.44/share

  •
  Hypothetical Stock Price on Option Cancellation Date: $8.00/share

  •
  Hypothetical Stock Price on Replacement Option Grant Date: $20.00/share

  •
  Replacement Option: 1000 shares at $20.00/share with 10-year term

April 3, 2000 option at $16.44/share	Nov 15, 2001 (Option Cancellation Date)	May 17, 2002 (Replacement Option Grant Date)
	April 3, 2000 option is underwater and cancelled	Replacement Option for 1000 shares granted at $20/share

Vesting — Replacement Options

  •
  12% of the shares subject to the Replacement Options are immediately vested on the date of grant, and remaining 88% of the shares vest in equal amounts monthly thereafter over 36 months

  •
  Vesting from cancelled option is lost

        —  Replacement Option is not credited with vesting under cancelled option

Vesting Example

  •
  On May 17, 2002, in Jason's example:

  —
  Replacement Option — 1000 shares granted at $20/share are 12% vested, remaining 88% vest in equal amounts monthly thereafter over 36 months

Example 3

  •
  Stella was granted two options:

        —  New Hire Option in 11/00 at $39/share

        —  Promotional Option in 10/01 at $6/share

  •
  Stella elects to exchange her New Hire Option

  •
  Because the Promotional Option was granted within 6 months before November 15, 2001, she must also exchange the Promotional Option (if she chooses to participate)

April 11, 2001	November 15, 2001 (Option Cancellation Date)	May 17, 2002 (Replacement Option Grant Date)
November 2000 New Hire Option elect to exchange	October 2001 Promotional Option must be exchanged (if she chooses to participate)

How to Participate

  •
  Read the materials that were distributed by MIPS on October 18, 2001

  •
  Complete and submit the election form before the Option Cancellation Date, November 15, 2001 at 5:00 p.m. PST

        —  Submit the election form even if you're not exchanging any options

        —  You may change your election as many times as you want up to the deadline

        —  Failure to make an election before the deadline results in no option exchange

        —  You can't change your election after the deadline

Things to Consider

  •
  If you choose to participate

        —  Your Replacement Option will have a 3 year vesting period beginning on the date of grant

        —  The price of your Replacement Option won't be known until the date of grant on or after May 17, 2002

Things to Consider/Risks

  •
  MIPS employees and management can't advise you on whether or not you should exchange your options

        —  Participation is solely up to you

        —  Participation is voluntary

  •
  Check with your financial and tax advisors

  •
  Remember Mary! It is possible that options that are underwater today may turn out to have a lower strike price than the Replacement Options

  •
  We cannot guarantee that the Replacement Options will have a lower exercise price than the cancelled options!

Key Dates

  •
  November 15, 2001

        —  Before 5:00 p.m. PST—deadline for submitting Election Form

        —  5:00 p.m. PST is the Option Cancellation Date

  •
  On or after May 17, 2002

        —  Grant date for Replacement Options

Questions

  •
  If you have questions that haven't been answered during this presentation, please refer to the Q&A pages in the Offer to Exchange and the Summary of Terms

  •
  If you have further questions that cannot be answered by the materials provided, contact Human Resources

QuickLinks

2001 Stock Option Exchange Program
MIPS Technologies, Inc. October 2001
2001 Stock Option Exchange Program